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                                                                     EXHIBIT 21


                                                SUBSIDIARIES OF THE COMPANY
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Telecom Plus Shared Tenants Services, Inc.
Maxcell Telecom Plus, Inc.
TPI Restaurants, Inc.
The Insurex Agency, Inc.(1)
Insurex Benefit Administrators, Inc.(1)
TPI Entertainment, Inc.
TPI West Palm, Inc.
TPI Transportation, Inc.(1)
TPI Insurance Corporation
TPI Commissary, Inc.(1)

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(1) Wholly-owned subsidiary of TPI Restaurants, Inc.